Exhibit 99.1

                  Advanta Provides Earnings Guidance for 2007

    SPRING HOUSE, Pa.--(BUSINESS WIRE)--Nov. 27, 2006--Advanta Corp. (NASDAQ: ADVNB; ADVNA) today announced that its 2007 earnings from continuing operations are expected to be in a range of $3.15 to $3.25 per diluted share for Class A and Class B shares combined. This reflects estimated 2007 pretax income from Advanta Business Cards of between $152 million and $157 million. The Company also indicated that 2008 earnings per share are estimated to increase by over 40% from 2007.

    "2006 full year income from Business Cards is expected to increase by about 50% from 2005, despite ramped-up marketing to acquire a record number of new customers. 2007 income is expected to increase another 16% even after taking into account the temporary effect of lower yields related to this record number of new customers added in 2006. Further, the profits from these new customers are expected to make our 2008 income surge more than 40% higher than 2007 based on our current projections," said Dennis Alter, Chairman and CEO.

    The Company expects owned and managed business card receivables to grow by between 20% and 25% in 2007, while 2007 transaction volume is projected to increase between 15% and 20%. The Company also expects the managed net credit loss rate for 2007 to be in a range of 3.20% to 3.50% with the owned net credit loss rate in a range of 3.00% to 3.30%.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, November 27, at 9:00 a.m. Eastern time to review expectations for full year 2007. The call can be accessed by dialing 719-457-2680 and referring to pass code 4131211. The call will also be webcast simultaneously via a Vcall link on the Company's website, www.advanta.com, or at www.vcall.com. Those interested in listening to the webcast should go to the website at least fifteen minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing 719-457-0820 and referring to confirmation code 4131211. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or the statistical supplements available at www.advanta.com in the "Corporate Info" section.

    Advanta focuses on the small business market and related community, providing funding and support to the nation's small businesses and business professionals through innovative product offerings and services. Using its direct marketing and information-based expertise, Advanta identifies potential customers and provides a high level of service tailored to the needs of small businesses. Advanta is one of the nation's largest issuers (through Advanta Bank Corp.) of business credit cards to small businesses and business professionals. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures, including product development and pricing, among financial institutions; (3) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) effect of, and changes in, tax laws, rates, regulations and policies; (10) effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the Company's ability to develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights or a failure to implement new products or services when anticipated; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; (17) the proper design and operation of the Company's disclosure controls and procedures; and
(18) the ability to attract and retain key personnel. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The table attached to this press release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.

                               ADVANTA
                           ($ in thousands)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FORWARD-LOOKING
 MANAGED DATA
----------------------------------------------------------------------

    In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles ("GAAP"), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.

    The data below provides reconciliations of forward-looking managed receivables and managed net principal charge-offs as a percentage of average managed receivables (non-GAAP financial measures) to owned receivables and owned net principal charge-offs as a percentage of average owned receivables (the most directly comparable GAAP financial measures). In the forward-looking business credit card credit data below, the forward- looking average receivable balances are calculated as a simple average of the projected December 31, 2006 balances and the midpoint of the range of projected December 31, 2007 balances. In the forward-looking business credit card credit data below, the Low End of Range column assumes the forward-looking average receivable balances multiplied by our Low End of Range charge-off rate expectations, and the High End of Range column assumes the forward-looking average receivable balances multiplied by our High End of Range charge-off rate expectations. The data presented below depicts only certain possibilities out of a large set of possible scenarios.

              Projected
               Estimate
                  at
               December
                31, 2006     Projected Estimate at December 31, 2007
              -----------  -------------------------------------------
Forward-                    Low End  Percentage   High End  Percentage
 Looking                    of Range  Increase    of Range   Increase
 Ending
 Business
 Credit Card
 Receivable
 Balances:
                           --------------------  ---------- ----------
  Owned       $1,143,000  $1,372,000        20% $1,429,000         25%
  Securitized  3,745,000   4,494,000        20%  4,681,000         25%
               ----------  ----------            ----------
  Managed     $4,888,000  $5,866,000        20% $6,110,000         25%

              Year Ended
               December
                31, 2007
              -----------
Forward-
 Looking
 Average
 Business
 Credit Card
 Receivable
 Balances:
  Owned       $1,272,000
  Securitized  4,166,000
               ----------
  Managed     $5,438,000

                                  Year Ended December 31, 2007
                           -------------------------------------------
Forward-                    Low End               High End
 Looking                    of Range              of Range
 Business
 Credit Card
 Credit Data:
                           ----------            ----------
 Owned net
  principal
  charge-offs             $   38,200            $   42,000
 As a
  percentage
  of average
  owned
  receivables                   3.00%                 3.30%

 Securitized
  net
  principal
  charge-offs             $  135,800            $  148,300
 As a
  percentage
  of average
  securitized
  receivables                   3.26%                 3.56%

 Managed net
  principal
  charge-offs             $  174,000            $  190,300
 As a
  percentage
  of average
  managed
  receivables                   3.20%                 3.50%

    CONTACT: Advanta Corp.
             Amy B. Holderer, 215-444-5335
             Vice President, Investor Relations
             aholderer@advanta.com
             or
             David M. Goodman, 215-444-5073
             Director, Communications
             dgoodman@advanta.com